UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 20, 2023

Asbury Automotive Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-31262		01-0609375
(Commission File Number)		(IRS Employer Identification No.)

2905 Premiere Parkway NW Suite 300
Duluth,	GA	30097
(Address of principal executive offices)		(Zip Code)

(770) 418-8200
(Registrant's telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Trading
Title of each class	Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	ABG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 20, 2023, Asbury Automotive Group Inc. (the “Company”) and certain of its subsidiaries entered into a fourth amended and restated credit agreement with Bank of America, N.A. (“Bank of America”), as administrative agent, and the other lenders party thereto (the “2023 Senior Credit Facility”). The 2023 Senior Credit Facility amended and restated the Company’s pre-existing third amended and restated credit agreement, dated as of September 25, 2019, among the Company, certain of its subsidiaries, Bank of America, as administrative agent, and the other lenders party thereto.

The 2023 Senior Credit Facility provides for the following, in each case subject to limitations on availability as set forth therein:
•a $500.0 million revolving credit facility (the “Revolving Credit Facility”);
•a $1,925.0 million new vehicle revolving floorplan facility (the “New Vehicle Floorplan Facility”); and
•a $375.0 million used vehicle revolving floorplan facility (the “Used Vehicle Floorplan Facility”).

In addition, subject to compliance with certain conditions, the 2023 Senior Credit Facility provides that the Company and its subsidiaries that are borrowers under the 2023 Senior Credit Facility (collectively, the “Borrowers”) have the ability, at their option and subject to the receipt of additional commitments from existing or new lenders, to increase the size of the facilities by up to $750.0 million in the aggregate.

Proceeds from borrowings under the 2023 Senior Credit Facility will be used, among other things, (i) to finance the purchase of new and used vehicles by the Company and certain of its subsidiaries, (ii) for working capital needs of the Company and certain of its subsidiaries, and (iii) for other general corporate purposes of the Company and certain of its subsidiaries.

Borrowings outstanding under the 2023 Senior Credit Facility bear interest, at the option of the Company, based on Daily Simple SOFR (as defined in the 2023 Senior Credit Facility) or the Base Rate, in each case plus an Applicable Rate. The Base Rate is the highest of (i) the Federal Funds Rate (as defined in the 2023 Senior Credit Agreement) plus 0.50%, (ii) the Bank of America prime rate, and (iii) Daily Simple SOFR plus 1.00% and (iv) 1.00%. Applicable Rate means with respect to the Revolving Credit Facility, a range from 1.00% to 2.00% for Daily Simple SOFR loans and 0.15% to 1.00% for Base Rate loans, in each case based on the Company's consolidated total lease adjusted leverage ratio. Borrowings under the New Vehicle Floorplan Facility bear interest, at the option of the Company, based on Daily Simple SOFR plus 1.10%, or the Base Rate plus 0.10%. Borrowings under the Used Vehicle Floorplan Facility bear interest, at the option of the Company, based on Daily Simple SOFR plus 1.40% or the Base Rate plus 0.40%.

In addition to the payment of interest on borrowings outstanding under the 2023 Senior Credit Facility, the Borrowers are required to pay a quarterly commitment fee on the total unused commitments thereunder. The fee for unused commitments under the Revolving Credit Facility is between 0.15% and 0.40% per year, based on the Company's consolidated total lease adjusted leverage ratio, and the fee for unused commitments under the New Vehicle Facility Floorplan and the Used Vehicle Facility Floorplan Facility is 0.15% per year.

The 2023 Senior Credit Facility matures, and all amounts outstanding thereunder will be due and payable, on October 20, 2028.

The representations and covenants contained in the 2023 Senior Credit Facility are customary for financing transactions of this nature, including, among others, a requirement to comply with a minimum consolidated current ratio, minimum consolidated fixed charge coverage ratio and maximum consolidated total lease adjusted leverage ratio, in each case as set out in the 2023 Senior Credit Facility. In addition, certain other covenants could restrict the Company's ability to incur additional debt, pay dividends or acquire or dispose of assets.

The 2023 Senior Credit Facility also provides for events of default that are customary for financing transactions of this nature, including cross-defaults to other material indebtedness. In certain instances, an event of default under either the Revolving Credit Facility or the Used Vehicle Floorplan Facility could be, or result in, an event of default under the New Vehicle Floorplan Facility, and vice versa. Upon the occurrence of an event of default, the Company could be required to immediately repay all amounts outstanding under the applicable facility.

The 2023 Senior Credit Facility is guaranteed by each existing, and will be guaranteed by each future, direct and indirect domestic subsidiary of the Company, other than, at the option of the Company, certain immaterial subsidiaries. The 2023 Senior

Credit Facility is also guaranteed by the Company. The obligations under each of the Revolving Credit Facility and the Used Vehicle Floorplan Facility are collateralized by liens on substantially all of the present and future assets, other than real property, of the Company and the guarantors. The obligations under the New Vehicle Floorplan Facility are collateralized by liens on substantially all of the present and future assets, other than real property, of the Borrowers under the New Vehicle Floorplan Facility.

The Company and certain of its affiliates may have commercial banking, investment banking and retail lending and other relationships with certain of the lenders under the 2023 Senior Credit Facility and/or their respective affiliates. These lenders, or their respective affiliates, have received, and may in the future receive, customary fees and expenses for those services.

The foregoing description of the 2023 Senior Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the 2023 Senior Credit Facility, each of the guarantees, the security agreement, the escrow and security agreement and the securities pledge agreement, each of which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2023, and are incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.
The Company issued an earnings release on October 24, 2023, announcing its financial results for the three and nine months ended September 30, 2023. A copy of the earnings release is furnished as Exhibit 99.1 to this Current Report.
The information furnished in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

The following exhibits are furnished as part of this report.

Exhibit No.	Description

99.1	Press Release dated October 24, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: October 24, 2023	By:	/s/ Michael D. Welch
	Name:	Michael D. Welch
	Title:	Senior Vice President and Chief Financial Officer